CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Mentor Funds:


We consent to the use of our report dated November 3, 2000 incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                    /s/ KPMG

Boston, Massachusetts
January 25, 2001